Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								July 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: Jennison Sector Funds, Inc.
                         File No. 811-03175


Ladies and Gentlemen:

 Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the semi-annual period ended May 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,



							/s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of July 2007.







Jennison Sector Funds, Inc.





Witness: /s/ George Chen					By:/s/ Jonathan D. Shain
             George Chen	  	      			          Jonathan
D. Shain
          				     	     		         Assistant Secretary